                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION

 EXTERNAL SALES REVENUE CHANGE, VOLUME EFFECT, PRICE EFFECT, PRODUCT MIX EFFECT,
                            AND EXCHANGE RATE EFFECT

                                                   SECOND QUARTER, 2003 COMPARED TO SECOND QUARTER, 2002
                                              -------------------------------------------------------------
                                                                 CHANGE IN EXTERNAL SALES REVENUE DUE TO
                                                             ----------------------------------------------
                                                                                       PRODUCT     EXCHANGE
                                               REVENUE       VOLUME       PRICE          MIX         RATE
                                              % CHANGE       EFFECT       EFFECT        EFFECT       EFFECT
                                              --------       ------       ------       -------     --------
Eastman Division
    Coatings, Adhesives, Specialty
       Polymers, and Inks                            1%       (11)%            2%            4%           6%
    Performance Chemicals and
     Intermediates                                  12%        (2)%           14%           (3)%          3%
    Specialty Plastics                               3%        (4)%            1%            2%           4%
                                                ------        ---          -----        ------        -----
          Total Eastman Division                     5%        (7)%            6%            1%           5%
                                                ======        ===          =====        ======        =====

Voridian Division
   Polymers                                          9%       (11)%           15%            0%           5%
   Fibers                                           (4)%        2%             2%          (11)%          3%
                                                ------        ---          -----        ------        -----
          Total Voridian Division                    5%        (7)%           11%           (3)%          4%
                                                ======        ===          =====        ======        =====

Developing Businesses Division
   Developing Businesses                          >100%         0%             0%         >100%           0%
                                                ------        ---          -----        ------        -----
          Total Developing
            Businesses Division                   >100%         0%             0%         >100%           0%
                                                ======        ===          =====        ======        =====

Total Eastman Chemical Company                       6%        (7)%            8%            1%           4%
                                                ======        ===          =====        ======        =====

                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION

 EXTERNAL SALES REVENUE CHANGE, VOLUME EFFECT, PRICE EFFECT, PRODUCT MIX EFFECT,
                      AND EXCHANGE RATE EFFECT (CONTINUED)

                                                  FIRST SIX MONTHS, 2003 COMPARED TO FIRST SIX MONTHS, 2002
                                               --------------------------------------------------------------
                                                                  CHANGE IN EXTERNAL SALES REVENUE DUE TO
                                                             ------------------------------------------------
                                                                                        PRODUCT      EXCHANGE
                                               REVENUE       VOLUME         PRICE         MIX          RATE
                                               % CHANGE      EFFECT         EFFECT       EFFECT       EFFECT
                                               --------      ------         ------      -------      --------
Eastman Division
    Coatings, Adhesives, Specialty
       Polymers, and Inks                            4%         (6)%            0%            4%          6%
    Performance Chemicals and
     Intermediates                                  17%          3%            12%           (1)%         3%
    Specialty Plastics                              11%          7%            (1)%           0%          5%
                                                ------        ----          -----        ------        ----
          Total Eastman Division                    10%          0%             4%            2%          4%
                                                ======        ====          =====        ======        ====

Voridian Division
   Polymers                                         17%         (3)%           16%            1%          3%
   Fibers                                           (3)%        (4)%            1%           (3)%         3%
                                                ------        ----          -----        ------        ----
          Total Voridian Division                   11%         (3)%           11%            0%          3%
                                                ======        ====          =====        ======        ====

Developing Businesses Division
   Developing Businesses                          >100%          0%             0%         >100%          0%
                                                ------        ----          -----        ------        ----
          Total Developing
            Businesses Division                   >100%          0%             0%         >100%          0%
                                                ======        ====          =====        ======        ====

Total Eastman Chemical Company                      11%         (2)%            7%            2%          4%
                                                ======        ====          =====        ======        ====


                                       65